Exhibit 2

This document is a free translation of the Brazilian judicial administrator’s report referred to March 2020 financial information of Oi S.A. and some of its subsidiaries (“RJ Debtors”) filled within the 7th Business Court of Rio de Janeiro on May, 15, 2020. Due to the complexities of language translation, translations are not always precise. The original document was prepared in Portuguese, and in case of any divergence, discrepancy or difference between this version and the Portuguese version, the Portuguese version shall prevail. The Portuguese version is the only valid and complete version and shall prevail for any and all purposes. There is no assurance as to the accuracy, reliability or completeness of the translation. Any person reading this translation and relying on it should do so at his or her own risk.

TO YOUR HONOR JUDGE OF THE 7th BUSINESS DISTRICT OF THE CAPITAL OF THE STATE OF RIO DE JANEIRO

Case Nº 0203711-65.2016.8.19.0001

Court-Supervised Reorganization of Oi S.A and others

The TRUSTEE (Arnoldo Wald Law Firm), appointed in the Court-Supervised Reorganization procedure of OI S.A. and others, respectfully requests the attached Monthly Activity Report ("RMA") for the month of March 2020 to be entered into the docket.

Av. Pres. Juscelino Kubitschek, 510, 8° andar | CEP 04543-906 | São Paulo, SP tel: +55 11 3074 6000 waldsp@wald.com.br	Avenida almirante Barroso, nº 52 24º andar | CEP 20031-000 | Rio de Janeiro, RJ Tel.:+55 21 2272 9300	SCS,Quadra 09, Lote C- Torre C, Sala 504-Asa Sul Edificio Parque Cidade Corporate | CEP 70308-200 Brasília, DF | te.: +55 61 34104700
contato@wald.com.br

Rio de Janeiro, May 15, 2020.

Trustee

Arnoldo Wald Law Office

Av. Pres. Juscelino Kubitschek, 510, 8° andar | CEP 04543-906 | São Paulo, SP tel: +55 11 3074 6000 waldsp@wald.com.br	Avenida almirante Barroso, nº 52 24º andar | CEP 20031-000 | Rio de Janeiro, RJ Tel.:+55 21 2272 9300	SCS,Quadra 09, Lote C- Torre C, Sala 504-Asa Sul Edificio Parque Cidade Corporate | CEP 70308-200 Brasília, DF | te.: +55 61 34104700
contato@wald.com.br

MONTHLY ACTIVITY REPORT

RMA

COURT-SUPERVISED REORGANIZATION

Oi

March 2020

May 15, 2020

EXECUTIVE REPORT

1	Introduction	03
2	Organization Chart / Companies under Reorganization	05
3	Relevant Facts & Announcements to the Market published	09
4	Financial Information (Consolidated for the Companies under Reorganization)	11
	4.1 Managerial Cash Flow Statement	12
5	Creditors Service	17
6	Statements submitted by the Trustee	18
7	Supervision and Compliance with the Court Supervised Reorganization Plan - PRJ	19

Court-Supervised Reorganization - Oi

May 15 2020

2

1 Introduction
EXECUTIVE REPORT

INTRODUCTION

The Trustee, Escritório de Advocacia Arnold Wald ("Wald" or "AJ"), appointed in the records of the Court Supervised Reorganization of the Oi Group (case number 0203711- 65.2016.8.19.0001), and Rio Branco Consultores Associados, subcontracted by AJ to assist in the preparation of the Monthly Activity Report ("RMA"), come, respectfully, to your presence, in accordance with the decision of pages 91,223 / 91,224, present the RMA for the month of March 2020.

As you know, Court Supervised Reorganization involves the following companies:

- Oi S.A. - in Court Supervised Reorganization ("Oi S.A.");
- Telemar Norte Leste S.A. - in Court Supervised Reorganization ("Telemar Norte Leste");
- Oi Móvel S.A. - in Court Supervised Reorganization ("Oi Móvel");
- Copart4 Participações S.A. - in Court Supervised Reorganization ("Copart4")*;
- Copart5 Participações S.A. - in Court Supervised Reorganization ("Copart5")*;
- Portugal Telecom International Finance B.V. - in Court Supervised Reorganization ("PTIF"); and
- Oi Brasil Holdings Coöperatief U.A. - in Court Supervised Reorganization ("Oi Coop").

This report, which includes financial information based mainly on elements provided by Companies under Reorganization up to May 15, 2020, contains data referring to the month of March 2020, and must be analyzed together with the preliminary activity report, as well as the other RMA's previously presented.

The RMA will have a chapter specifically focused on the consolidated financial information of the Companies under Reorganization, which in this Report will cover the Managerial Cash Flow Statement for that month, presented in the tables in comparison with the immediately preceding month. The report will highlight the main variations that have occurred in the period in question, presenting the clarifications provided by the Management of the Companies under Reorganization.

* Copart4 Participações S.A. was acquired by Telemar Norte Leste S.A. in January 2019, as established in clause 7, annex 7.1, of the PRJ; Copart5 Participações S.A. was acquired by Oi S.A. in March 2019, as established in clause 7, annex 7.1 of the PRJ.

Court-Supervised Reorganization - Oi
May 15 2020
3

1 Introduction

EXECUTIVE REPORT

This report, prepared through analytical procedures and discussions with the Company's Management, aims to provide the Judge and the interested parties with information on the financial situation of Companies under Reorganization and the relevant operations carried out by them, as well as a summary of the activities carried out by the Trustee until the end of this report.

The information presented below is mainly based on data and elements submitted by the Companies under Reorganization. The individual financial statements of all Companies under Reorganization as well as the consolidated financial statements of the Oi Group (which include but are not limited to the Companies under Reorganization) are audited annually by independent auditors. Limited review procedures are applied by the auditors for the filing with the Securities and Exchange Commission - CVM of the Oi Group's Consolidated Quarterly Financial Information ("ITRs"). Regarding the individual financial information of each Company under Reorganization, prepared in monthly periods other than those that compose the ITRs delivered to CVM, these are not submitted to independent audit review, either by the auditors hired by the Oi Group or by the Trustee.

The Trustee, honored with the assignment, is available for further clarification on the information contained in this report or other additional information.

Sincerely,

WALD
ANTUNES VITA LONGO BLATTNER

Arnoldo Wald Filho
awf@wald.com.br

Samantha Mendes Longo
samantha@wald.com.br

Members

Tel: +55 (11) 3074-6000

RIO BRANCO
CONSULTORES ASSOCIADOS

Thiago Fogaça Almeida
Economist
tfa@riobranco.adm.br

Tel: +55 (11) 3392 - 3062

Court-Supervised Reorganization - Oi

May 15 2020

4

2 Corporate Organization Chart of the Companies under Reorganization
EXECUTIVE REPORT

CORPORATE ORGANIZATION CHART OF THE COMPANIES UNDER REORGANIZATION

Figure 1 - Corporate Organization Chart of the Companies under Reorganization

Oi
Ois.A. (Holding)
under court-supervised reorganization
100%
Telemar Norte Leste S.A. (STFC concession) under court-supervised reorganization
100%
Portugal Telecom Intern. Finance B.V. (Financial vehicle) under court-supervised reorganization
100%
Oi Brazil Holdings Coöperatief U.A. (Financial vehicle) under court-supervised reorganization
99,875%
Oi Serviços Financeiros S.A. (current name Copart 3)
100%
CVTEL B.V.
100%
Rio Alto Gestão de Créditos e Participações S.A.
100%
Carrigans Finance S. to RL
100%
EN Participations SGPS S.A.
99,8%
Bryophyta SP Participações Ltda.
100%
Oi Móvel S.A. (SMP and SeAC authorization) under court-supervised reorganization
6 other companies (see appendixes)
11 other companies (see appendixes)
Caption
COMPANIES OF THE GROUP UNDER REORGANIZATION

Source: Information made available by the Management

** Chart previously presented in the Preliminary Activity Report.*
Information presented again to facilitate the understanding of the structure of the Companies under Reorganization

Court-Supervised Reorganization - Oi
May 15 2020
5

2 Corporate Organization Chart of the Companies under Reorganization

EXECUTIVE REPORT

CORPORATE ORGANIZATION CHART OF THE COMPANIES UNDER REORGANIZATION

Figure 2 - Corporate Organization Chart of the Companies under Reorganization

Telemar Norte Leste S.A. (STFC concession) under court-supervised reorganization
100%
Oi Móvel S.A. under court-supervised reorganization
50%
Companhia AIX de Participações
81,61%
SEREDE Serviços de Rede S.A.
99,99%
Dommo Empreendimentos Imobiliários Ltda.
99,99%
BrT Card Serviços Financeiros Ltda.
10%
Pharol SGPS S.A.
99%
Drammen RJ Empreendimentos Imobiliários S.A.
100%
Brazil Telecom Call Center S.A.
19,04%
Hispamar Satellite S.A.
99%
Cozani RJ Empreendimentos Imobiliários S.A.
50%
Companhia ACT de Participações
99%
Caliteia RJ Empreendimentos Imobiliários S.A.
Caption
COMPANIES OF THE GROUP UNDER REORGANIZATION

Source: Information made available by the Management

** Chart previously presented in the Preliminary Activity Report.*
Information presented again to facilitate the understanding of the structure of the Companies under Reorganization

Court-Supervised Reorganization - Oi

May 15 2020

6

2 Corporate Organization Chart of the Companies under Reorganization
EXECUTIVE REPORT

CORPORATE ORGANIZATION CHART OF THE COMPANIES UNDER REORGANIZATION

Figure 3 - Corporate Organization Chart of the Companies under Reorganization

Oi
Móvel
S.A.
under court-supervised reorganization
100%
Pointer
Network S.A.
4 other companies
100%
Paggo
Empreendimentos S.A. (Holdings)
99,99%
Brasil Telecom
Comunicação Multimídia Ltda.
99,99%
Paggo Acquirer
Gestão de Meios de Pagamentos Ltda.
99,99%
Paggo
Administradora Ltda.
50%
Paggo Soluções
e Meios de Pagamentos S.A.
Caption
COMPANIES of the GROUP
UNDER REORGANIZATION

Source: Information made available by the Management

** Chart previously presented in the Preliminary Activity Report.*
Information presented again to facilitate the understanding of the structure of the Companies under Reorganization

Court-Supervised Reorganization - Oi
May 15 2020
7

2 Brief description of the Companies under Reorganization
EXECUTIVE REPORT

COMPANIES UNDER COURT-SUPERVISED REORGANIZATION

Figure 4 - Companies under court-supervised Reorganization

Oi S.A.
Main provider of Landline Telephony services in Region II and national and international long-distance services. It also owns stakes in other Group companies, being the main "Holding" of the Oi Group.

Oi Coop
Non-operational entity. Vehicle for raising finance/resources on the international market

Oi S.A.
Oi Brasil Holdings Coöperatief U.A.
Oi Móvel S.A.
COMPANIES Of Oi GROUP
UNDER REORGANIZATION Oi
Telemar Norte Leste S.A.
Portugal Telecom International Finance B.V.
Copart 4 e Copart 5 Participações S.A.

Oi Móvel
Provider of mobile
Provider of mobile phone services in Regions I, II and III and DTH TV services.

Telemar Norte Leste
Main provider of landline telephony services in Region I and national and international long-distance calls.

PTIF
Non-operational entity. Vehicle for raising finance/resources on the international market

Copart 4 and 5
Two legal entities used for the management and administration of the real estate property and the main properties leased to the Oi Group

Court-Supervised Reorganization - Oi
May 15 2020
8

3 Relevant Facts & Announcements to the Market published

EXECUTIVE REPORT

RELEVANT FACTS & ANNOUNCEMENTS TO THE MARKET

Below, we present some of the relevant facts and announcements to the market released by the Oi Group that have a direct relationship to the Companies under Reorganization:

Relevant Facts and Announcements to the Market in the month of **APRIL/20**

April 30 – ANNUAL AND EXTRAORDINARY GENERAL MEETING

Oi S.A. - Under court-supervised Reorganization (the "Company"), pursuant to CVM Instruction 481/09 ("ICVM 481"), as amended, discloses to shareholders and the market in general, the consolidated summary voting chart of the remote voting papers, concerning the exercise of voting rights at the Annual and Extraordinary General Meeting, to be held on April 30 2020 ("AGOE").

2. Agenda: At the Annual General Meeting: (i) to take the accounts of the directors, examine, discuss and vote on the financial statements for the fiscal year ended December 31, 2019; (ii) to resolve on the allocation of the income of the fiscal year ended December 31, 2019; (iii) to fix the overall annual compensation of the Directors and of the Company's Audit Committee members; and (iv) to elect the members of the Audit Committee and their respective respective alternates. In Extraordinary General Meeting: (v) to ratify the election to the Board of Directors, in addition to the term of office, of members holding positions on the Board of Directors appointed as provided for in Article 150 of Act No. 6,404/76, in Meetings of the Board of Directors held on March 04 and 13, 2020; and (vi) to amend the overall management compensation approved at the Annual and Extraordinary General Meeting held on April 26, 2019.

The entire Minutes can be accessed at:
https://www.oi.com.br/ri/download_arquivos.asp?id_arquivo=763C1636-C49B-466C-93C6-FF174EEB8C7C

Court-Supervised Reorganization - Oi

May 15 2020

9

3 Relevant facts & Announcements to the Market published

EXECUTIVE REPORT

RELEVANT FACTS & ANNOUNCEMENTS TO THE MARKET

Below, we present some of the relevant facts and announcements to the market released by the Oi Group that have a direct relationship with Companies under Reorganization:

Relevant facts and Announcements to the Market in the month of **MAY/20**

11 May - S&P Risk Change

Oi S.A. - Under court-supervised Reorganization ("Oi" or "Company") informs its shareholders and the market in general that on this date, the Standard & Poor's ("S&P") risk rating agency today announced the revision of the credit rating assigned to the Company, reducing the issuer's credit rating from "B" to "B-" on a global scale and from 'brA-' to 'brBBB' on a national scale. The outlook is negative both on a global and national scale.

The Announcement can be accessed at:
https://www.oi.com.br/ri/conteudo_pt.asp?idioma=0ipo=43090onta=28d=260249

May 12 - Non-Compliance with Penny Stock NYSE Rule

On April 13, 2020, Oi S.A. - Under court-supervised Reorganization ("Oi" or "Company") received a notice from the New York Stock Exchange, Inc. (the "NYSE") that it did not comply with the NYSE Continuous Listing Standard which requires that the average closing price of a company's listed securities be not less than $1.00 per share for any period of 30 consecutive business days.

In accordance with NYSE rules, Oi has a period of six months from the receipt of the NYSE's notice to comply again with the minimum share price requirement. As a result of a temporary easing granted to NYSE by the SEC, this period was suspended from April 21, 2020 to June 30, 2020; consequently, Oi must regain compliance before December 22, 2020. During this interim period, Oi American Depositary Shares, each representing five Oi common shares ("ADSs"), will continue to be listed and traded on the NYSE, subject to the Company's compliance with other NYSE listing requirements.

If the minimum share price requirement is not met again, Oi intends to change the terms of its ADSs to increase the number of the Company's common shares represented by the ADSs, in order to comply again with the NYSE minimum share price requirement. Oi has not yet determined the applicable proportion of shares per ADS, but intends to define it with the expectation that it will, after this change, Oi meets the minimum NYSE share price requirement in the near future. Changes to the terms of the ADSs must be approved by the Board of Directors of Oi. Oi intends, if necessary, to implement this change of corporate name sufficiently in advance of 22 December 2020 to ensure compliance before that date.

The Announcement can be accessed at:
http://ri.oi.com.br/oi2012/web/download_arquivos.asp?id_arquivo=1173EA92-6D77-4C04-B658-494016B3730B

10

4.1 MANAGERIAL CASH FLOW STATEMENT
Monthly Consolidated of the Companies under Reorganization (unaudited)
EXECUTIVE REPORT

MANAGERIAL CASH FLOW STATEMENT

HIGHLIGHTS

Statement
MARCH 01 to 31, 2020

- **Generation of the Companies under Reorganization' Net Operating Cash was negative** by BRL 295 million in March/20

- **Investments** reached the level of BRL 693 million in March/20

- **Receipts** increased by BRL 284 million in March/20, totaling BRL 2,066 million

- The caption **Payments** fell by BRL 388 million in March/20, reaching the threshold of BRL 1,669 million

- In March/20 there was a cash outflow of BRL 48 million in the **Financial** Operations caption

- The **Final Balance of the Financial Cash of the Companies under Reorganization** was reduced by BRL 327 million in March/20, totaling BRL 5,602 million

Court-Supervised Reorganization - Oi
May 15 2020
11

4.1 MANAGERIAL CASH FLOW STATEMENT

Monthly Consolidated of the Companies under Reorganization (unaudited)

EXECUTIVE REPORT

Statement

MARCH 01 to 31 2020

Generation of the Companies under Reorganization' Net Operating Cash was negative by BRL 295 million in Mar/20

- The Generation of the Companies under Reorganization' Net Operating Cash in the month of March/20 was negative by BRL 295 million, after a negative result of BRL 1,023 million observed in the previous month (Figure 5). In comparison with the month of February/20, Receipts registered an increase of BRL 284 million, reaching the threshold of BRL 2,066 million, while cash outflows with Payments and Investments decreased by BRL 443 million, totaling BRL 2,362 million jointly (Figure 6).
- The other movements in the Companies under Reorganization, which includes *Financial Operations, represented* a cash outflow of BRL 31 million in March/20.
- Thus, the variation in the Financial Cash Balance of the Companies under Reorganization was negative by BRL 327 million in March/20, resulting in an amount of BRL 5,602 million (Figure 7), corresponding to a reduction of 5.5% in relation to the previous month.
- Detailed considerations of the variations will be reviewed in the next few pages.

Source: Financial statements and management information

Figure 5 - Net Operating Cash Generation - Monthly Balance

in BRL million
(295)
JUL/16
SET/16
NOV/16
JAN/17
MAR/17
MAI/17
JUL/17
SET/17
NOV/17
JAN/18
MAR/18
MAI/18
JUL/18
SET/18
NOV/18
JAN/19
MAR/19
MAI/19
JUL/19
SET/19
NOV/19
JAN/20
MAR/20

Figure 6 - Monthly evolution . Receipts x Payments/Investments

PAYMENTS + INVESTMENTS
2.362
2.066
RECEIPTS
in BRL million
4.000
3.500
3.000
2.500
2.000
1.500
1.000
500
0

Figure 7 - Financial Cash - Companies under Reorganization - monthly - Final balance in BRL million
5.602
4.180
8.000
7.000
6.000
5.000
4.000
3.000
2.000
1.000
0

Cash outflow with Investments contributed to the negative balance of Net Operating Cash Generation

Figure 8 - of Managerial Cash Flow Statement

	Feb/20	Mar/20	Δ
Clients	1.353	1.475	9%
Network Use Services	14	2	-86%
Dealers	368	405	10%
Other	47	184	291%
Receipts (1)	**1.782**	**2.066**	**16%**

	Feb/20	Mar/20	Δ
Plant Maintenance	(287)	(291)	1%
Rentals	(336)	(324)	-4%
Data Processing/Graphics	(66)	(77)	17%
Call Center Service/Collection	(134)	(110)	-18%
Dealers	(128)	(99)	-22%
Consulting / Audits / Fees	(95)	(47)	-50%
Other Services/Payments	(65)	(259)	296%
Materials/Services (2)	**(1.111)**	**(1.208)**	**9%**

	Feb/20	Mar/20	Δ
Network Use Services	(14)	(4)	-71%
Judicial Deposits	41	47	15%
Contingencies	(4)	(6)	50%
Other Payments (2)	**23**	**37**	**-61%**

	Feb/20	Mar/20	Δ
Telemar	(195)	(192)	-2%
Oi S.A.	(88)	(83)	-6%
Oi Móvel	(465)	(417)	-10%
Investments (3)	**(748)**	**692)**	**-7%**

in BRL million
2.066
(133)
(1.208)
(365)
0
37
(692)
(295)
Receipts
Personnel
Materials/ Services
Taxes
Mediation / Partner Supplier
Other payments
Investments
Operat. Generation Oper. Net

Source: Financial statements and management information

Court-Supervised Reorganization - Oi

May 15 2020

12

4.1 MANAGERIAL CASH FLOW STATEMENT
Monthly Consolidated of the Companies under Reorganization (unaudited)
EXECUTIVE REPORT

Statement

MARCH 01 to 31, 2020

Table 1 - Managerial Cash Flow Statement - Mar/20

BRL million	(A) 29/02/2020 Feb/20	(B) - (A) *Variation*	(B) 31/03/2020 **Mar/20**
INITIAL BALANCE - Financial Cash	**3.761**	**2.168**	**5.929**
Clients	1.353	*122*	1.475
Network Use Services	14	(12)	2
Dealers	368	37	405
Other	47	137	184
Receipts (1)	**1.782**	**284**	**2.066**
Personnel	(147)	*14*	(133)
Suppliers of Materials/Services	(1.125)	*(87)*	(1.212)
Taxes	(365)	-	(365)
Judicial Deposits	41	*6*	47
Contingencies	(4)	*(2)*	(6)
Mediation	(457)	*457*	-
Payments (2)	**(2.057)**	**388**	**(1.669)**
Telemar	(195)	*3*	(192)
Oi S.A.	(88)	*5*	(83)
Oi Móvel	(465)	*48*	(417)
Investments (3)	**(748)**	**55**	**(693)**
Net Operating Generation (1+2+3)	**(1.023)**	**728**	**(295)**
Capital Increase	-	-	-
Pharol Agreement	-	-	-
Non-Core	121	*(121)*	-
Intra Operations - Group		*17*	17
Financial Operations	3.070	*(3.118)*	(48)
Dividends and JCP	-	-	-
FINAL Balance - Financial Cash	**5.929**	**(327)**	**5.602**

Figure 9 - Receipts - Participation structure

Other
BRL 184
ml
9%
Network Use
Services
BRL 2 m
0%
RECEIPTS
TOTAL
BRL 2,066 m
Dealers
BRL 405
ml
20%
Clients
BRL 1,475
ml
71%

	Mar/20 BRL million	Mar/20 Participation	Feb/20 Participation
Receipts	**2.066**	**100%**	**100%**
Clients	1.475	71%	76%
Dealers	405	20%	21%
Other	184	9%	3%
Network Use Service	2	0%	1%

RECEIPTS

Receipts increased in March/20

In March/20 there was an increase in the Receipts account by BRL 284 million when compared to the previous month (+15.9%), reaching the figure of BRL 2,066 million.

The caption *Customers* improved by BRL 122 million in March/20, totaling BRL1,475 million, compared to BRL1,353 million in February/20. The caption *Network Use Services registered* a drop of BRL 12 million in March/20, totaling a cash inflow of BRL 2 million in the month.

- Management informed that the increase in the caption Customers in March/20 is related to the difference in working days between the two months (19 d.u. in February/20 and 22 d.u. in March/20).

The *Dealers* account increased R$ 37 million in the month, totaling a cash inflow of BRL 405 million in March/20.

- Management reported that the increase in the Dealers line in March/20 is related to the difference in working days between the two months (19 d.u. in February/20 and 22 d.u. in March/20).

Finally, *Other Receipts* increased by BRL 137 million in March/20, with an inflow of BRL 184 million.

- The strong increase in the item Others observed is explained by the increase in Intercompany receipts of interconnection between companies under court-supervised reorganization, the effect is cancelled with the item Other Services/Payments.

Court-Supervised Reorganization - Oi
May 15 2020
13

4.1 MANAGERIAL CASH FLOW STATEMENT
Monthly Consolidated of the Companies under Reorganization (unaudited)
EXECUTIVE REPORT

Demonstration

MARCH 01 to 31 2020

Table 1 - Managerial Cash Flow Statement - Mar/20

BRL million	(A) 29/02/2020 Feb/20	(B) - (A) *Variation*	(B) 31/03/2020 **Mar/20**
INITIAL BALANCE - Financial Cash	**3.761**	**2.168**	**5.929**
Clients	1.353	*122*	1.475
Network Use Services	14	(12)	2
Dealers	368	37	405
Other	47	137	184
Receipts (1)	**1.782**	**284**	**2.066**
Personnel	(147)	*14*	(133)
Suppliers of Materials/Services	(1.125)	*(87)*	(1.212)
Tributes	(365)	-	(365)
Judicial Deposits	41	*6*	47
Contingencies	(4)	*(2)*	(6)
Mediation	(457)	*457*	-
Payments (2)	**(2.057)**	**388**	**(1.669)**
Telemar	(195)	*3*	(192)
Oi S.A.	(88)	*5*	(83)
Oi Móvel	(465)	*48*	(417)
Investments (3)	**(748)**	**55**	**(693)**
Net Operating Generation (1+2+3)	**(1.023)**	**728**	**(295)**
Capital Increase	-	-	-
Pharol Agreement	-	-	-
Non-Core	121	*(121)*	-
Intra Operations - Group		*17*	17
Financial Operations	3.070	*(3.118)*	(48)
Dividends and JCP	-	-	-
FINAL Balance - Financial Cash	**5.929**	**(327)**	**5.602**

Figure 10 - Payments - Participation structure

Personnel
BRL 133 m
8%
Other
-R$ 41 m
-2%
Mediation
BRL 0 m
0%
RECEIPTS
TOTAL
BRL1.669 m
Taxes
BRL 365 m
21%
Suppliers
BRL 1,212 m
69%

	Mar/20		Feb/20
	BRL million	Participation	Participation
Payments	[illegible]	100%	100%
Suppliers of	1.212	[illegible]	[illegible]
Tributes	[illegible]	[illegible]	[illegible]
Personnel	133	[illegible]	[illegible]
Other	(41)	-2%	-2%
Mediation	0	0%	[illegible]

PAYMENTS

Increase of Payments in March/20

Payments totaled BRL 1,669 million in March/20, a decrease of BRL 388 million in relation to the previous month, when the item recorded a cash outflow of BRL 2,057 million.

There was a BRL 14 million decrease in the Personnel caption in *March/20*, totaling BRL133 million.

- Management informed that the reduction observed is explained by the odd payment of Income Tax at Source in February/20 on PPR 2019, approved in the 2019/2020 collective bargaining paid in January/20.

The caption *Suppliers of Materials/Services closed* March/20 with an increase of BRL 87 million, totaling BRL1,212 million. The *Taxes* item remained stable in the month, maintaining the threshold BRL 365 million.

- Management informed that there was an increase in the Intercompany interconnection between companies under court-supervised reorganization, and the effect is cancelled with the item "Other receipts". It also reported that there was an increase in the payment of Intercompany commission for Paggo Lojas, for sales of landline and mobile telecommunications services. Finally, it informed that there was a reduction in the Call Center, Dealerships and Consulting/Audits/Fees.

On the other hand, *Judicial Deposits* had the highest cash inflow in the month, rising from BRL41 million in February/20 to BRL47 million in March/20.

- Management informed that the cash inflow refers to the redemption and unblocking of a judicial deposit in favor of Oi, in the PEX sphere.

Finally, the *Contingencies* item recorded a cash outflow of BRL 6 million in March/20, an increase of BRL 2 million over the previous month. There were no transactions under the Mediation caption, *which represents a* reduction of BRL 457 million in relation to the previous month.

Court-Supervised Reorganization - Oi
May 15 2020
14

4.1 MANAGERIAL CASH FLOW STATEMENT

Monthly Consolidated of the Companies under Reorganization (unaudited)

EXECUTIVE REPORT

Statement

MARCH 01 to 31, 2020

Table 1 - Managerial Cash Flow Statement - Mar/20

BRL million	(A) 29/02/2020 Feb/20	(B) - (A) Variation	(B) 31/03/2020 Mar/20
INITIAL BALANCE - Financial Cash	**3.761**	**2.168**	**5.929**
Clients	1.353	122	1.475
Network Use Services	14	(12)	2
Dealers	368	37	405
Other	47	137	184
Receipts (1)	**1.782**	**284**	**2.066**
Personnel	(147)	14	(133)
Suppliers of Materials/Services	(1.125)	(87)	(1.212)
Tributes	(365)	-	(365)
Judicial Deposits	41	6	47
Contingencies	(4)	(2)	(6)
Mediation	(457)	457	-
Payments (2)	**(2.057)**	**388**	**(1.669)**
Telemar	(195)	3	(192)
Oi S.A.	(88)	5	(83)
Oi Móvel	(465)	48	(417)
Investments (3)	**(748)**	**55**	**(693)**
Net Operating Generation (1+2+3)	**(1.023)**	**728**	**(295)**
Capital Increase	-	-	-
Pharol Agreement	-	-	-
Non-Core	121	(121)	-
Intra Operations - Group		17	17
Financial Operations	3.070	(3.118)	(48)
Dividends and JCP [Interest on Shareholders' Equity]	-	-	-
FINAL Balance - Financial Cash	**5.929**	**(327)**	**5.602**

Figure 11 - Investments - Participation structure

INVESTMENTS TOTAL R$ 693 ml
OI S.A. BRL 83 m 12%
Telemar BRL 192 m 28%
Oi Móvel BRL 417 m 60%

	Mar/20 BRL million	Mar/20 Participation	Feb/20 Participation
Investments	693	100%	100%
Oi Móvel	417	60%	62%
Telemar	192	28%	28%
Oi S.A.	83	12%	12%

INVESTMENTS

The Companies under Reorganization recorded Payments of *Investments* of BRL 693 million in March/20, a reduction of 7.4% in relation to the previous month, when there was a cash outflow with Investments of BRL 748 million.

Investments related to Oi Móvel S.A. showed a reduction of BRL 48 million, totaling BRL417 million in March/20. In Telemar S.A. there was a reduction of BRL 3 million, totaling BRL192 million in March/20, while the Investments in Oi S.A. reduced from BRL88 million in February/20 to BRL83 million in March/20.

- Management emphasized that the results for the month are within the strategic plan to accelerate the Company's investments, mainly in fiber optics and to expand the mobile network.

NET OPERATING INCOME

The level of *Receipts* in March/20, of BRL 2,066 million, was lower than the total sum of Cash Outflows for Payments *(R$ 1,669* million) and Investments (*R$ 693* million) in the month, which contributed directly to the negative balance of BRL 295 million in the Net Operating Generation of The Companies under Reorganization in the month.

FINAL BALANCE - FINANCIAL CASH

Financial Operations recorded a negative result of BRL 48 million in March/20, compared to a cash inflow of BRL 3,070 million in the previous month.

- Management has reported that the cash outflow refers to the Hedge payment.

There was an inflow of BRL 17 million in March/20 referring to *Intra Group Operations.*

- Management reported that the observed cash inflow refers to the receipt of the Intercompany loan settlement.

Thus, adding the cash outflow of BRL 48 million from *Financial Operations and the inflow* of BRL 17 million from *Intra-Group* Operations *to the negative balance of BRL* 295 million from Generation of Net Operating Cash, the Final Balance of the Companies under Reorganization Financial Cash was reduced by BRL 327 million in relation to the previous month (a reduction of 5.5%), totaling BRL5,602 million.

Court-Supervised Reorganization - Oi

May 15 2020

15

4.1 MANAGERIAL CASH FLOW STATEMENT
Monthly Consolidated of the Companies under Reorganization (unaudited)
EXECUTIVE REPORT

Statement

MARCH 01 to 31 2020

Table 2 - Direct Cash Flow

BRL million

CONSOLIDATED OF THE COMPANIES UNDER REORGANIZATION	AUG/18	SEP/18	OCT/18	NOV/18	DEC/18	JAN/19	FEB/19	MAR/19	APR/19	MAY/19	JUN/19	JUL/19	AUG/19	SEP/19	OCT/19	NOV/19	DEC/19	JAN/20	FEB/20	MAR/20
Opening Balance – Financial Cash	4.677	4.721	4.815	4.379	4.362	4.469	7.515	5.943	6.010	4.614	4.306	4.145	3.621	3.083	3.060	2.612	2.239	1.910	3.761	5.929
Receipts	2.659	2.694	2.898	2.815	2.645	2.463	2.400	2.248	2.090	2.815	2.110	2.369	1.991	2.033	2.119	2.013	2.412	2.303	1.782	2.066
Clients	1.731	1.681	1.806	1.807	1.697	1.626	1.641	1.572	1.570	1.660	1.496	1.616	1.611	1.496	1.563	1.473	1.652	1.494	1.353	1.475
Network Use Services	210	206	204	192	192	177	191	161	6	262	5	43	9	9	8	5	19	6	14	2
Dealers	518	420	414	478	412	498	400	411	427	446	396	453	433	421	443	421	443	488	368	406
Other	200	388	472	338	344	160	268	114	87	467	214	257	38	108	105	114	298	316	47	184
Payments	(2.279)	(2.276)	(2.751)	(2.432)	(2.285)	(2.733)	(2.806)	(1.821)	(2.964)	(2.560)	(1.743)	(2.207)	(1.577)	(1.471)	(1.694)	(1.792)	(2.082)	(2.031)	(2.057)	(1.669)
Personnel	(170)	(140)	(137)	(133)	(244)	(200)	(172)	(144)	(320)	(180)	(162)	(161)	(138)	(136)	(126)	(134)	(236)	(177)	(147)	(133)
Suppliers of Materials and Services	(1 .604)	(1.640)	(2.048)	(1.776)	(1.608)	(1.829)	(1.670)	(1 .239)	(1.496)	(1 .905)	(1.112)	(1.640)	(1.1 78)	(960)	(1 .273)	(1.274)	(1 .553)	(1 .646)	(1.126)	(1 .212)
Materials/Services	(1 .393)	(1.433)	(1.842)	(1.581)	(1.316)	(1 .649)	(1 .478)	(1 .087)	(1.490)	(1 .654)	(1.106)	(1.594)	(1.169)	(951)	(1 .264)	(1.268)	(1 .536)	(1 .640)	(1.111)	(1 .208)
Plant Maintenance	(297)	(299)	(300)	(347)	(425)	(406)	(344)	(306)	(324)	(322)	(331)	(336)	(348)	(329)	(339)	(371)	(393)	(367)	(287)	(291)
Rent	(349)	(329)	(336)	(338)	(297)	(401)	(438)	(273)	(407)	(432)	(265)	(424)	(292)	(194)	(368)	(311)	(254)	(424)	(336)	(324)
Data Processing/Graphics	(122)	(103)	(134)	(129)	(97)	(134)	(122)	(108)	(139)	(94)	(99)	(126)	(94)	(10)	(28)	(158)	(186)	(186)	(66)	(77)
Call Center Service/Collection	(138)	(104)	(138)	(147)	(163)	(129)	(166)	(113)	(135)	(138)	(121)	(116)	(128)	(124)	(103)	(126)	(143)	(112)	(134)	(110)
Dealers	(108)	(109)	(112)	(116)	(110)	(115)	(115)	(106)	(100)	(109)	(99)	(103)	(98)	(102)	(101)	(103)	(99)	(103)	(128)	(99)
Consulting/ Audits / Fees	(71)	(46)	(96)	(74)	(62)	(124)	(60)	(34)	(76)	(42)	(24)	(71)	(41)	(26)	(39)	(32)	(31)	(76)	(96)	(47)
Other Services/Payments	(308)	(444)	(726)	(430)	(171)	(340)	(264)	(149)	(309)	(617)	(176)	(418)	(168)	(167)	(286)	(170)	(431)	(363)	(66)	(269)
Network Use Services	(211)	(207)	(206)	(194)	(193)	(180)	(192)	(162)	(6)	(251)	(7)	(46)	(9)	(9)	(9)	(6)	(17)	(6)	(14)	(4)
Taxes	(467)	(516)	(561)	(543)	(623)	(663)	(566)	(524)	(1 .221)	(600)	(501)	(476)	(407)	(400)	(384)	(404)	(368)	(402)	(366)	(366)
Judicial Deposits	46	40	41	55	76	34	51	91	78	41	32	71	153	29	88	33	86	200	41	47
Contingencies		(4)	(2)	(1)	(12)	(5)	(6)	(5)	(5)	(16)	(10)	(9)	(7)	(4)		(13)	(12)	(6)	(4)	(6)
Mediation	(64)	(16)	(64)	(36)	(73)	(60)	(442)												(457)	
Investments	(363)	(339)	(582)	(421)	(344)	(603)	(482)	(384)	(540)	(672)	(544)	(702)	(656)	(592)	(881)	(596)	(661)	(685)	(748)	(693)
Telemar	(178)	(147)	(222)	(193)	(174)	(234)	(208)	(172)	(230)	(279)	(206)	(246)	(232)	(216)	(245)	(212)	(186)	(196)	(196)	(192)
Fixed Brt	(47)	(64)	(76)	(58)	(46)	(103)	(83)	(61)	(81)	(99)	(54)	(83)	(61)	(62)	(88)	(54)	(62)	(66)	(88)	(83)
Oi Móvel	(138)	(128)	(284)	(170)	(124)	(266)	(191)	(161)	(229)	(294)	(284)	(374)	(363)	(316)	(548)	(330)	(414)	(424)	(466)	(417)
Operating Generation	17	79	(435)	(38)	16	(873)	(887)	43	(1.414)	(417)	(177)	(540)	(242)	(30)	(456)	(375)	(331)	(413)	(1.023)	(295)
Capital Increase						4.007														
Pharol Agreement						(106)														
Non-Core																			121	
Intra Operations - Group	(1)				14					100										17
Financial Operations	28	16	(1)	21	23	18	(686)	24	17	9	16	16	(296)	7	8	2	2	2.264	3.070	(48)
Dividends and JCP					54															
Closing Balance – Financial Cash	4.721	4.815	4.379	4.362	4.469	7.515	5.943	6.010	4.614	4.306	4.145	3.621	3.083	3.060	2.612	2.239	1.910	3.761	5.929	5.602

Court-Supervised Reorganization - Oi
May 15 2020
16

5 Creditors Service

EXECUTIVE REPORT

CREDITOR SERVICE

In the last month, the Trustee has been dedicating itself to the organization of the new General Meeting of Creditors that will be held to discuss the proposal of the Companies under Reorganization of an Amendment to Court-Supervised Reorganization Plan, in accordance with the terms of the decision rendered on pages 425.465/425.471.

Additionally, the Trustee continues to assisting this honorable Judge in the organization of the numerous official letters received from other Judges requesting authorization to constrict the assets of the Companies under Reorganization for payment of priority credits, in a procedure that, on the one hand, unites speed and security for the benefit of the Creditors, and, on the other, allows the Oi Group to recover and the PRJ to be complied with.

For this purpose, this Administration makes available on a monthly basis on the site of court-supervised reorganization (www.recuperacaojudicaloi.com.br), which already has 1,472,164 hits, the list of official letters received from the registry of the 7th Business Court - 25,600 requests having already been processed - and the credits paid by the Oi Group.

In a decision dated 03.06.2020 (pages 425.465/425,471), the Reorganization Judge determined that the Companies under Reorganization increased the amount made available for payment of priority credits in the monthly threshold of BRL 7,000,000.00 per month.

In relation to the competition credits, the trustee remains focused on clarifying doubts about mediation procedures, clauses and compliance with the approved Court-supervised Reorganization Plan, being constantly contacted by national and international creditors, either by telephone on +55 (21) 2272-9300, or by e-mail credoroi@wald.com.br.

During the month, this Administration followed the mediation procedure related to the procedural incidents, in accordance with the decision of pages 341.970/341.973. This mediation aims at encouraging a composition between creditors and debtor to define the value of the credits, from an online platform, which already has 10,739 agreements signed.

In addition, this Administration makes available on the court-supervised reorganization site the list of procedural incidents already judged, which is periodically updated.

Court-Supervised Reorganization - Oi

May 15 2020

17

6 Motions submitted by the Trustee - AJ
EXECUTIVE REPORT

SUMMARY OF THE PROCEEDINGS

Below, the Trustee - AJ lists the motions submitted ted in the electronic case files after the last Monthly Activity Report, with the indication of the respective pages.

Page 429.556/429.592	Monthly report on the activities carried out by the Companies under Reorganization (for the month of February 2020).	20.04.2020
Pages	Statement of the Trustee on: (i) the numerous requests for payment of credits. Verification of the nature of the claim; and (ii) the petition of the Company under court-supervised reorganization Oi Móvel, communicating the tag along exercise in relation to Gamecorp S/A.	11.05.2020
	Appeals in which the Trustee issued a statement:	
0078068-95.2019.8.19.0000	Interlocutory Appeal filed by Ivan Pereira de Araújo against the refusal of his entry into the records of Court-Supervised Reorganization, as assistant.	06.05.2020

In addition, in response to letters and requests addressed directly to the Trustee - AJ by the most diverse Courts in the country, the Trustee presented several motions in cases filed against the Companies under Reorganization.

Court-Supervised Reorganization - Oi
May 15 2020
18

7 Supervision of compliance with the Court-Supervised Reorganization Plan
EXECUTIVE REPORT

SUPERVISION OF COMPLIANCE WITH THE COURT-SUPERVISED REORGANIZATION PLAN

The Court-Supervised Reorganization Plan ("PRJ") submitted by the Companies under Reorganization was approved by the Creditors present at the General Meeting of Creditors held on December 19, 2017, being homologated, with exceptions, by this Honorable Court, according to the decision of pages 254.741/254.756.

Thus, this Management remains focused on the supervision of the compliance with the obligations of the homologated Court Supervised Reorganization Plan – PRJ by the Companies under Court Supervised Reorganization, having, for this effect, held periodic meetings with the Company and analyzed all the pertinent documentation.

As a result of this inspection, the Trustee informs that, in March **2020, only** the obligations that have a maturity linked to the final unappealable decision issued on the records of origin was have **expired**, as set forth in the Court-Supervised Reorganization Plan. Monthly, this Management receives the list of labor credits paid over the month, due to the end of the grace period (180 days counted from the final unappealable decision on the action of origin - clause 4.1.1 of PRJ).

Finally, regarding mediation with illiquid credits, the Trustee informs that it has been monitoring the procedure and the functioning of the FGV Platform, available for access since July 26, 2018.

Court-Supervised Reorganization - Oi
May 15 2020
19

WALD
ANTUNES VITA LONGO BLATTNER

Avenida Franklin Roosevelt,

nº 115, 4º andar

CEP 20021-120

Rio de Janeiro, RJ - Brazil

Avenida Juscelino Kubitschek,

nº 510, 8º andar

CEP 04543-906

São Paulo, SP - Brazil

RIO BRANCO
CONSULTORES ASSOCIADOS

Av. Marquês de São
Vicente, 446 – Conj. 1206
Barra Funda
CEP 01139-000
São Paulo, SP - Brazil

20